EXHIBIT 5.1

Davidoff Malito & Hutcher LLP
605 Third Avenue, 34th Floor
New York, NY 10158

May  14, 2012

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Blue Earth, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale of up to 26,750,598 Common Stock purchase warrants (“Warrants”) and THE underlying shares of Common Stock and 39,396,243 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrant Shares being registered under the Registration Statement consist of: (i) an aggregate of 17,782,848 shares issuable upon the exercise of each of 5,927,616 Class A warrants issuable to all stockholders of or record as of December 31, 2010, 5,927,616 Class B warrants issuable upon exercise of such Class A Warrants and 5,927,616 Class C Warrants issuable upon exercise of such Class B Warrants; (ii) 1,489,250 shares issuable upon exercise of each of 1,489,250 Class A Warrants issued and/or issuable to investors in the Company’s September 2011 Preferred Stock Offering; 1,489,250 Class B Warrants issuable upon exercise of such Class A Warrants and 1,489,250 Class C Warrants issuable upon exercise of such Class B Warrants; (iii) 1,160,000 shares issuable upon the exercise of 1,160,000 Warrants issued to the Company’s investor relations firm and its employee; (iv) 3,335,000 shares issuable upon the exercise of warrants issued in our 2009 private placement; (v) 74,305 shares issued and/or issuable upon the exercise of 2009 placement agent warrants; (vi) 372,577 shares issued and outstanding to former and current consultants, a former officer and 14,535 shares issued to this law firm; (vii) 860,000 shares issuable upon exercise of warrants issued to four consultants; (viii) 2,978,500 shares exercisable upon conversion of Series A Preferred Stock; (ix) 3,000,000 shares issuable upon conversion of Series B Preferred Stock issued and/or issuable in the 2012 Preferred Stock Offering, 4,500,000 shares issuable upon exercise of each of 1,500,000 Class A, B and C Warrants issued and/or issuable in May 2012 Series B Preferred Stock Offer; (x) 110,500 shares issuable upon exercise of placement agent warrants issued in the 2011 Preferred Stock Offering, (xi) 509,533 restricted shares issued to a former owner of Xnergy, Inc.  All of these shares of our common stock; however, not the warrants or options are being offered for resale by the selling stockholders.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a) The Company’s Certificate of Incorporation, filed as Exhibit 3.1 to this Registration Statement, as amended;

(b) The Company’s By-Laws, filed as Exhibit 3.3 to this Registration Statement;

(c) The Company’s Specimen Certificate for the Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for December 31, 2010;

(d) The Company’s Form of Investor Warrant, filed as an exhibit to the Company’s current report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2009;

(e) The Company’s Form of Placement Agent Warrant filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2010;

(f) The Company’s Form of Funding Class A Warrant filed as an exhibit to the Company’s Annual Report on Form 10-K for December 31, 2010, as amended (“2010 Form 10-K”).

(g) The Company’s Form of Funding Class B Warrant filed as an exhibit to the 2010 Form 10-K.

(h) The Company’s Form of Funding Class C Warrant filed as an exhibit to the 2010 Form 10-K.

(i) The Company’s Form of Class A Warrant issued in the 2011 and 2012 Preferred Stock Offering, filed as an exhibit to the Current Report on Form 8-K/A filed on September 29, 2011

(j) The Company’s Form of Class B Warrant issuable in the 2011 and 2012 Preferred Stock Offering.

(k) The Company’s Form of Class C Warrant issuable in the 2011 and 2012 Preferred Stock Offering.

(l)  The Company’s Form of Placement Agent Warrants issued in the 2011 and 2012 Preferred Stock Offering.

(m) The Company’s Warrants dated as of December 21, 2010 filed as an exhibit to the Company’s 2010 Form 10-K.

(n) Form of Warrant Agreement dated May 16, 2011 filed as an exhibit to the 2010 Form 10-K.

(o) Form of Warrant Agreement dated May 14, 2012 issued in connection with our May 2012 Bridge Financing.

(p) The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

(q) The Certificate of Designations and Preferences for Series A Preferred Stock filed with the Secretary of State of Nevada on September 28, 2011;

(r) The Certificate of Designations and Preferences for Series B Preferred Stock filed with the Secretary of State of Nevada on March 30, 2012;

(s) The Company’s stock and warrant transfer ledgers and records.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Dr. Johnny R. Thomas, President and Chief Executive Officer with respect to the Documents (as defined below), (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Nevada, and Federal law of the United States of America, including the statutory provisions, and  applicable provisions of the Nevada Constitution, Nevada Revised Statutes, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:

The Warrants and Warrant Shares have been duly authorized, and upon the exercise and payment of the Warrants as described in the Registration Statement, the Warrant Shares will be lawfully and validly issued, fully paid and non-assessable;

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

DAVIDOFF MALITO & HUTCHER LLP

/s/ Elliot H. Lutzker

Elliot H. Lutzker, Partner

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